UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Indenture

On June 2, 2014, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation, issued €145,000,000 in aggregate principal amount of its 5.125% Senior Notes due 2021 (the “Notes”), pursuant to an indenture entered into on December 23, 2013 (the “Indenture”), by and among HI, the guarantors named therein (the “Guarantors”), Citibank, N.A., London Branch, as paying agent, registrar and transfer agent, and Wilmington Trust, National Association, a national banking association, as trustee.  The Notes were sold pursuant to a Purchase Agreement by and among HI, the Guarantors, and the initial purchasers party thereto (the “Initial Purchasers”).  HI intends to use the net proceeds of the offering for general corporate purposes.

The Notes are general unsecured senior obligations of HI and are guaranteed on a general unsecured senior basis by the Guarantors.  The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933.

The Indenture imposes certain limitations on the ability of HI and its subsidiaries to, among other things, incur additional indebtedness secured by any principal properties, incur indebtedness of non-guarantor subsidiaries, enter into sale and leaseback transactions with respect to any principal properties and consolidate or merge with or into any other person or lease, sell or transfer all or substantially all of its properties and assets.

The Notes bear interest at the rate of 5 1/8% per year payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2014. The Notes will mature on April 15, 2021. HI may redeem the Notes in whole or in part at any time prior to January 15, 2021 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest and special interest, if any. HI may redeem the Notes in whole or in part on or after January 15, 2021 at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and special interest, if any.

Upon the occurrence of certain change of control events, holders of the Notes will have the right to require that HI purchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and special interest, if any, to the date of repurchase.

The foregoing does not constitute a complete summary of the terms of the Indenture.  The description of the terms of the Indenture is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 4.1.

Registration Rights Agreement

In connection with the issuance of the Notes, HI, the Guarantors and the Initial Purchasers entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”). HI and the Guarantors have agreed pursuant to the Registration Rights Agreement to use their reasonable best efforts to file and cause an exchange offer registration statement to become effective no later than June 2, 2016 and to conduct an exchange offer within 45 days of such effective date to exchange the Notes for new registered notes that are substantially identical in all material respects, except that the new notes will not contain terms with respect to transfer restrictions or special interest payments. Such exchange offer will be held open for at least 20 business days. If HI and the Guarantors fail to consummate this exchange offer, they have agreed to use their reasonable best efforts to cause a shelf registration statement registering resales of the Notes to become effective and to remain effective until the earlier of 24 months following the effective date or such time as the notes are no longer required to be registered pursuant to the Registration Rights Agreement.

The foregoing does not constitute a complete summary of the terms of the Registration Rights Agreement. The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, the form of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
4.1

Indenture, dated as of December 23, 2013, by and among Huntsman International LLC, the guarantors named therein, Citibank, N.A., London Branch, as paying agent, registrar and transfer agent, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed on December 23, 2013).

4.2	Form of 5 1/8% Senior Note (incorporated by reference to Exhibit A to Exhibit 4.1 to our current report on Form 8-K filed on December 23, 2013).
4.3	Form of Notation of Guarantee (incorporated by reference to Exhibit D to Exhibit 4.1 to our current report on Form 8-K filed on December 23, 2013).
10.1	Registration Rights Agreement, dated as of June 2, 2014, by and among Huntsman International LLC, the guarantors named therein and Barclays Bank PLC, as representative of the several purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ TROY KELLER
Troy Keller
Assistant Secretary

Dated: June 2, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of June 2, 2014, by and among Huntsman International LLC, the guarantors named therein and Barclays Bank PLC, as representative of the several purchasers.